UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31781	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 300 East; Schaumburg, IL	60173-5837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(847) 969-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

On October 21, 2004, American Pharmaceutical Partners, Inc. (the “Company”) announced via press release the Company’s preliminary results for the quarter ended September 30, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are being furnished, but not filed, under Item 2.02 of Form 8-K.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), American Pharmaceutical Partners, Inc. presents non-GAAP financial measures, including specifically, non-GAAP pro forma net income and non-GAAP pro forma net income per share. These non-GAAP measures exclude ABRAXANE™ related expenses and the benefit of the one-time tax credit related to ABRAXANE™. The Company’s management believes that this presentation facilitates evaluation by management, investors and analysts of its core injectable business. These measures should be considered as supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. A reconciliation of GAAP net income and non-GAAP pro forma net income is presented in the press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit No.	Description
99.1	Press Release issued by American Pharmaceutical Partners, Inc. dated October 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By:	/s/ Nicole S. Williams
Nicole S. Williams
Chief Financial Officer
Date: October 21, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by American Pharmaceutical Partners, Inc. dated October 21, 2004